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                                                                   Exhibit 10(d)
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                              H.B. FULLER COMPANY
                             DIRECTORS' STOCK PLAN
                    AS AMENDED AND RESTATED JANUARY 1, 1995


  Section 1. Establishment. H.B. Fuller Company hereby establishes the "H.B. FULLER COMPANY DIRECTORS' STOCK PLAN" for Eligible Directors of Company.

  Section 2. Effective Date. This Plan was originally approved by the Board of Directors on December 1, 1988. The Plan was approved by shareholders on April 20, 1989. The Plan was most recently amended on January 1, 1995.

  Section 3. Purpose. The purpose of the Plan is to provide Eligible Directors with a means of expressing their commitment to the Company by subjecting their deferred retainer fees and meeting fees to the stock market performance of Company's Stock.

  Section 4.  Definitions.

       (a) Bookkeeping Reserve Account. The term "Bookkeeping Reserve Account" shall have the meaning given in Section 6 of the Plan.

       (b) Company. The term "Company" shall mean H.B. Fuller Company, a Minnesota corporation, and its successors and assigns.

       (c) Election Agreement. The term "Election Agreement" shall mean each and every "Election Agreement" executed by an Eligible Director and delivered to Company hereunder, the form of which is attached to the Plan as Exhibit A and is incorporated by reference herein.

       (d) Eligible Director. The term "Eligible Director" shall mean any present or future director of Company who is not an employee of Company or any subsidiary of Company.

       (e) Market Price. The term "Market Price" shall mean the average of the highest and lowest prices per share of the Stock as reported on the day of the required calculation or, if there were no Stock transactions on such day, on the next preceding day on which there were Stock transactions.

       (f) Meeting Fee.  The term "Meeting Fee" shall mean any amounts that would have been paid to an Eligible Director during a calendar year with respect to attendance at a meeting of the Company's Board of Directors or a committee thereof had deferral for such year not been timely elected. In no event does the term "Meeting Fee" include any per diem amounts paid with respect to Board or committee meeting attendance.
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       (g) Participating Director.  The term "Participating Director" shall mean an Eligible Director who has executed and delivered an Election Agreement to Company.

       (h) Payment Date. The term "Payment Date" shall mean the earliest to occur of the following dates:

            (i) the later of the date of the Participating Director's Retirement or the date (if any) specified in the Participating Director's Election Agreement; or

            (ii) the Participating Director's death; or

            (iii)  the Participating Director's total and permanent disability;
          or

            (iv) the date of a Potential Change in Control.

       (i) Plan. The term "Plan" shall mean Company's Directors' Stock Plan, as it may be amended from time to time.

       (j) Potential Change in Control. The term "Potential Change in Control" shall mean the earliest to occur of: (i) the close of business on the date of public announcement by Company or any other person that a person (other than Company, a subsidiary of Company or an employee benefit plan of Company or such subsidiary) has become, after the effective date of the Plan, the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 19% or more (or the lowest percentage, if lower than 19%, set in any amendment to Company's Rights Agreement dated as of July 17, 1986 with First Trust Company, Inc.) of the voting power of all securities of Company then outstanding generally entitled to vote for the election of directors of Company; or (ii) the close of business on the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any person (other than Company, a subsidiary of Company or an employee benefit plan of Company or such subsidiary), if upon consummation thereof, such person would be the beneficial owner of 30% or more (or the lowest percentage, if lower than 30%, set for such event in any amendment to the aforesaid Rights Agreement) of the voting power of all securities of Company then outstanding generally entitled to vote for the election of directors of Company; or (iii) the date on which individuals who constitute Company's Board of Directors on the effective date of the Plan (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such effective date whose election, or nomination for election by Company's shareholders, was approved by a vote of at least three-quarter (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (iii), considered as though such person were a member of the Incumbent Board.

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       (k) Retainer Fee.  The term "Retainer Fee" shall mean any of the following amounts with respect to a calendar year: (i) two-thirds of the retainer fee amount that would be paid to a Participating Director in March of the calendar year in question had deferral for such year not been timely elected such two-thirds amount representing retainer fee amounts earned in January and February of such year; (ii) the entire retainer fee amount that would be paid to a Participating Director in June, September and December of the calendar year in question had deferral for such year not been timely elected; and (iii) one-third of the retainer fee amount that would be paid to a Participating Director in March of the next calendar year had deferral for the previous calendar year not been timely elected, such one-third amount representing the retainer fee amount earned in December of such previous calendar year.

       (l) Retirement. The term "Retirement" shall mean the voluntary or involuntary resignation of a director, the removal of a director with or without cause or the conclusion of a director's term of office where the director is not reelected by shareholders of the Company to a succeeding term.

       (m)  Stock.    The term "Stock" shall mean the par value of $1.00 Common
     Stock of Company.

  Section 5. Directors' Elections. Each Eligible Director shall be given an opportunity by Company on an annual basis to defer receipt of all or a percentage of the Retainer Fee and Meeting Fees which such Eligible Director has the opportunity to earn during the next succeeding calendar year through service as a director of Company.

  In order to participate in the Plan for a particular calendar year, an Eligible Director must elect in writing to participate and such election must be effective before the beginning of the calendar year to which the election relates. To make an effective election, a properly completed and executed Election Agreement must be received by Company at the address specified on such Election Agreement.

  Section 6.  Bookkeeping Reserve Account.

       (a) Establishment of Account. Company shall establish and maintain a Bookkeeping Reserve Account for each Participating Director. The Bookkeeping Reserve Account shall reflect all entries required to be made pursuant to the terms and conditions of the Participating Director's Election Agreement. There shall be a separate accounting for each Election Agreement made by each Participating Director.

       (b) Credits to Account. Company shall credit to a Participating Director's Bookkeeping Reserve Account a number (to four decimal places) of units that is equal to 110% of the amount of the Participating Director's Retainer Fee and Meeting Fees deferred pursuant to an Election Agreement as periodically earned by Director divided by the Market Price on the day upon which such amounts are earned. For this purpose, the amounts of a Participating Director's Retainer Fee are deemed earned on March 1 (January and February

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     amounts), June 1 (March through May amounts), September 1 (June through
     August amounts), December 1 (September through November amounts) and the next March 1 (December amount). Meeting Fees are deemed earned when they would have otherwise been paid if a deferral had not been elected.

       Company shall credit to the Bookkeeping Reserve Account, on each day that Company declares a cash dividend to holders of the Stock, that number (to four decimal places) of units that is equal to the total number of units in the Participating Director's Bookkeeping Reserve Account on the declaration date for such dividend multiplied by the cash dividend per share of Stock divided by the Market Price on the declaration date for such dividend. The number of units credited to a Bookkeeping Reserve Account shall be adjusted appropriately by Company in the event of any change in Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares and other like capital changes, but no adjustment shall be required by reason of any sales of shares of Stock by Company at any price, whether below, at or above Market Price, and whether by or pursuant to warrant, option, right, conversion right or privilege or otherwise and a Participating Director shall have no rights as a holder of Stock unless and until a certificate for shares of stock is issued by Company.

  Section 7.  Payment of Account Value.

       (a) General. Company shall, with respect to each Bookkeeping Reserve Account for each Participating Director, cause to be delivered to such Participating Director (or any applicable alternate payee, as determined under the Plan or the applicable Election Agreement) on or promptly after the applicable Payment Date, the Payment Date value of such Bookkeeping Reserve Account in the form of shares of Stock pursuant to the express terms and conditions of the Plan and the applicable Election Agreement.

       (b) Disability. If a Payment Date occurs by reason of a determination by Company that the Participating Director has become totally and permanently disabled, and if the disability is due to mental incapacity, the shares of Stock deliverable under the Plan and the applicable Election Agreement shall be issued in the name of and delivered to the Participating Director's legally appointed personal representative. If no such representative has been appointed, then delivery shall be in the name of and to the Participating Director's spouse, or if the Participating Director is then unmarried, then such shares of Stock shall be held until the persons who would be entitled thereto if the Participating Director were then to die intestate make proper claim of Company for such shares of Stock.

       (c) Death. If a Payment Date occurs because the Participating Director shall die, the shares of Stock required to be delivered under the Plan and the applicable Election Agreement shall be promptly issued in the name of and delivered to the Participating Director's beneficiary (or beneficiaries) as designated in the applicable Election Agreement, or, if none are so designated, in the name of and to the legally appointed personal representative of the

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     Participating Director's estate.  If no legal proceedings for such appointment have been instituted within sixty days after receipt by Company of notice of the Participating Director's death, such delivery shall be in accordance with the last sentence of Section 7(b) above.

  Section 8. Administration. Directors of Company who are not Eligible Directors shall be solely responsible for the administration of the Plan but may delegate any portion of such responsibility that they determine to be appropriate. To the extent consistent with the terms of the Plan, such directors shall have the power to interpret any Plan provision, to prescribe, amend and rescind rules and regulations relating to the Plan and make all other determinations that it deems necessary or advisable to administer the Plan.
Such directors shall be called the Directors' Stock Plan Committee.

  Section 9. "Top Hat" Plan. The Plan is intended to be, for purposes of Titles I and IV of the Employee Retirement Income Security Act of 1974, as amended, an unfunded plan for the benefit of a selected group of non-employee management persons.

  Section 10. Other Benefits. Except to the extent specifically provided in Company's Retirement Plan for Directors or any other plan or arrangement maintained or sponsored by Company, the Plan benefits to Eligible Directors (other than Retainer Fees and Meeting Fees) shall not be deemed to be compensation for the purpose of computing benefits under such Retirement Plan for Directors or other plan or arrangement.

  Section 11. Status of Account. Company shall have full and unrestricted use of all property or amounts payable pursuant to the Plan, and title to and beneficial ownership of any assets which Company may earmark to pay the amounts hereunder shall at all times remain in Company and no Eligible Director shall have any property interest whatsoever in any specific assets of Company. The Bookkeeping Reserve Account is not intended to be a trust account or escrow account for the benefit of a Participating Director or any other person or an asset segregation for the benefit of a Participating Director or any other person. The sole right of a Participating Director, or a Participating Director's heirs or personal representatives, is a right as an unsecured general creditor of Company to claim any shares of Stock to which the Participating Director becomes entitled pursuant to the terms and conditions of the Participating Director's Election Agreement and the Plan. Company shall provide each Participating Director with an annual report of his or her Bookkeeping Reserve Account balance.

  Section 12. Amendment or Termination. Company may, at any time and from time to time, terminate the Plan or make such amendments as it deems advisable; provided, however, that no such termination or amendment shall adversely affect or impair the contract rights of a Participating Director with respect to an effective Election Agreement unless such Participating Director shall consent in writing to such termination or amendment; and provided further, that no such amendment, without the approval of Company's shareholders, may materially increase the benefits accruing to the Eligible Directors under the Plan, increase the number of shares of Stock distributed under the Plan, or materially modify the requirements as to eligibility under the Plan.

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  Section 13.  Stock Subject to Plan.  The maximum number of shares that shall be reserved for issuance under the Plan shall be 75,000 shares, subject to adjustment upon changes in the capitalization of Company as provided in Section 6 of the Plan.

  Section 14. Non-Plan Deferral Arrangements. Company does not intend that this Plan replace or supersede any presently existing retainer deferral arrangements or preclude Company from implementing additional deferral arrangements.

  Section 15. Future Director Terms. Nothing in this Plan or in any Election Agreement shall obligate a director to continue as such or to accept any nomination for a future term as a director of Company or require Company to nominate or cause the nomination of the director for a future term as a director of Company.

  Section 16. No Alienation. No shares of Stock deliverable under the Plan or under an Election Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, other than by will or the laws of descent and distribution.

  Section 17. Withholding. Company is entitled to withhold and deduct from any amounts due from Company to a Participating Director all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related taxes arising directly or indirectly in connection with the Plan or any Election Agreement, and Company may require the Participating Director to remit promptly to Company the amount of such taxes before taking any future actions with respect to the Participating Director's Bookkeeping Reserve Account or Election Agreement.

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